UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2015

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10005 Muirlands Boulevard
Suite G
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Board of Directors (the “Board”) of ChromaDex Corporation (the “Company”) appointed Stephen Allen, a current Board member, to serve as Chairman of the Board.  Mr. Allen shall remain on the Board’s Compensation Committee and chairperson of the Board’s Nominating and Corporate Governance Committee.  Also on February 25, 2015, Michael Brauser and Barry Honig, who were Co-Chairmen of the Board of the Company, resigned from the Board.  Mr. Brauser’s and Mr. Honig’s resignations were not a result of any disagreements with the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

Item 8.01	Other Events.

On March 3, 2015, ChromaDex Corporation issued the press release announcing the appointment of Mr. Allen as Chairman of the Board and the resignations of Mr. Brauser and Mr. Honig.  A copy of the press release is appended hereto as Exhibit 99.1.

The information in this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release of ChromaDex Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015		CHROMADEX CORPORATION

	By:	/s/ Frank L. Jaksch, Jr.
Frank L. Jaksch, Jr.
Chief Executive Officer